UNITED  STATES  SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.   20549

FORM  8-K

CURRENT  REPORT

Pursuant  to  Section  13  or  15(d)  of

the  Securities  Exchange  Act  of  1934

Date of Report (Date of earliest event reported):  December 6, 2007

Commission File Number: 1-6453
National Semiconductor Corporation (Exact name of registrant as specified in its charter)
DELAWARE (State of Incorporation)	95-2095071 (I.R.S. Employer Identification Number)
2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090 SANTA CLARA, CALIFORNIA 95052-8090 (Address of principal executive offices)
Registrant's telephone number, including area code: (408) 721-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NATIONAL SEMICONDUCTOR CORPORATION

INDEX

		Page
Section 2 – Financial Information

Item 2.02	Results of Operations and Financial Condition	3

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits	3

Signature		4

Exhibits:
99.1	News release dated December 6, 2007 (Earnings)

NATIONAL SEMICONDUCTOR CORPORATION

Item 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 6, 2007, National Semiconductor Corporation issued a news release announcing earnings for the quarter ended November 25, 2007. The earnings news release, which has been attached as Exhibit 99.1, contains unaudited Condensed Consolidated Statements of Income, Balance Sheets, and Statements of Cash Flows that are presented in accordance with United States generally accepted accounting principles, or GAAP. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release dated December 6, 2007 issued by National Semiconductor Corporation* (Earnings)

* This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2007	/s/ Jamie E. Samath

Jamie E. Samath Corporate Controller Signing on behalf of the registrant and as principal accounting officer

Media Contact:	Financial:
LuAnn Jenkins	Long Ly
National Semiconductor	National Semiconductor
(408) 721-2440	(408) 721-5007
luann.jenkins@nsc.com	invest.group@nsc.com

National Semiconductor Reports Results for Second Quarter Fiscal 2008

•	Q2 sales grew to $499.0 million, up 5.8% from Q1 of fiscal 2008 and down from $501.6 million in Q2 last year
•	Record gross margin percentage of 64.4%, up from 63.0% in Q1 and 58.9% in Q2 last year
•	EPS of 33 cents, up from 30 cents in Q1 and 27 cents in Q2 last year
•	Sales outlook for Q3 of fiscal 2008 expected to be seasonally down 1% to 5%

SANTA CLARA, Calif. – December 6, 2007 -- National Semiconductor Corporation (NYSE:NSM) today reported sales of $499.0 million and net income of $90.6 million, or 33 cents per share, for the second quarter of fiscal 2008 which ended November 25, 2007.

National’s second quarter fiscal 2008 sales increased 5.8 percent sequentially from the first quarter of fiscal 2008, when the company reported $471.5 million in sales and earnings of 30 cents per share.  Increased demand for National’s new analog products, primarily in the wireless handset and personal mobile device markets, drove sales growth in the second quarter.

Gross margin in National’s second quarter of fiscal 2008 increased to 64.4 percent from 63.0 percent in the first quarter. The sequential growth in gross margin percentage was driven by continued improvements in the company’s portfolio of higher-value analog products along with manufacturing performance that benefited from a higher volume of shipments.

Compared to last year’s second quarter, sales were down slightly from the $501.6 million reported in the second quarter of fiscal 2007; however, earnings per share were well above the 27 cents recorded last year. Gross margin in the second quarter of fiscal 2008 was also higher than the 58.9 percent reported in the second quarter of fiscal 2007.

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“The end market for wireless handsets and personal electronics is enjoying strong growth. We were able to take advantage of that with our new analog products, and this is what drove our increased sales and record gross margins,” said Brian L. Halla, National’s chairman and CEO. “Creating energy-efficient analog solutions is a key differentiator for National. Going forward, we see our PowerWise® products increasingly driving our business in many applications and markets as energy efficiency becomes more critical.”

Bookings for Q2, Fiscal 2008

National’s bookings in the second quarter of fiscal 2008 decreased very slightly from the first quarter of fiscal 2008. The company saw lower orders from its OEM customer base as it enters the seasonally slower third quarter. This was partially offset by bookings from distributors which increased sequentially in the second quarter. Regionally, second quarter bookings increased in the Americas and declined in all other regions.

Notable Items in Q2, Fiscal 2008 Results

Included in second quarter fiscal 2008 results were $27.6 million in pre-tax stock compensation expenses under FASB Statement 123(R) and a $3.3 million charge for resolution of a litigation matter. One year ago, the second quarter of fiscal 2007 included $33.2 million of pre-tax stock compensation expenses.

Outlook for Q3, Fiscal 2008

National anticipates that sales in the third quarter of fiscal 2008 will decrease 1 percent to 5 percent from the second quarter of fiscal 2008 due primarily to the seasonally slower holiday period. Consistent with lower sales, gross margin is expected to decline, and operating expenses are expected to be relatively comparable to second quarter levels.

Stock Repurchase Program

During the second quarter of fiscal 2008, the company repurchased approximately $280 million of stock under its stock buyback program. As of the end of the second quarter of fiscal 2008, National had approximately $600 million of authorization still available under approved programs for future stock repurchases. National Semiconductor’s diluted weighted average share count for the second quarter of fiscal of 2008 was 271.5 million shares, down from 283.9 million shares in the first quarter of fiscal 2008.

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Company Declared Dividend

At its annual shareholders’ meeting on September 28, 2007, the company announced that the Board of Directors had declared a cash dividend of $0.06 per outstanding share of common stock, an increase from the prior quarterly cash dividend of $0.04 per share.  This dividend will be paid on January 7, 2008 to shareholders of record at the close of business on December 17, 2007.

Special Note

This release contains forward-looking statements dependent on a number of risks and uncertainties pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Except for historical information contained herein, the matters set forth in this press release, including management’s expectations regarding future performance, including second quarter fiscal 2008 sales, gross margin, and operating expenses, are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Potential risks and uncertainties include, but are not restricted to, such factors as new orders received and shipped during the quarter, the degree of factory utilization, the sale of inventories at existing prices, and the ramp up and sale of new analog products.  Other risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended May 27, 2007 under the captions “Outlook”, “Risk Factors” and “Management's Discussion and Analysis of Financial Conditions and Results of Operations” contained therein and the 10-Q for the quarter ended August 26, 2007.

About National Semiconductor

National Semiconductor, the industry's premier analog company, creates high-value analog devices and subsystems. National's leading-edge products include power management circuits, display drivers, audio and operational amplifiers, interface products and data conversion solutions. National's key analog markets include wireless handsets, displays, communications infrastructure, medical, automotive, industrial, and test and measurement applications. Headquartered in Santa Clara, Calif., National reported sales of $1.93 billion for fiscal 2007, which ended May 27, 2007. Additional company and product information is available at www.national.com.

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NATIONAL SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share amounts)
	Three Months Ended		Six Months Ended
	Nov. 25,	Nov. 26,	Nov. 25,	Nov. 26,
	2007	2006	2007	2006
Net sales	$499.0	$501.6	$970.5	$1,043.0
Cost of sales	177.8	206.2	352.4	413.3
Gross margin	321.2	295.4	618.1	629.7

Research and development	91.9	89.5	185.7	178.3
Selling, general and administrative	82.8	80.9	158.3	159.5
Severance and restructuring (credit) expenses	-	1.3	(1.5)	4.0
Gain on sale of manufacturing plant assets	-	-	(3.1)	-
Litigation settlement	3.3	-	3.3	-
Other operating income, net	(0.6)	(0.7)	(0.6)	(2.0)

Operating expenses	177.4	171.0	342.1	339.8

Operating income	143.8	124.4	276.0	289.9
Interest income	10.1	9.9	21.3	20.9
Interest expense	(23.7)	(0.4)	(43.3)	(0.9)
Other non-operating income (expense), net	(0.8)	1.1	(1.9)	1.0

Income before taxes	129.4	135.0	252.1	310.9
Income tax expense	38.8	43.6	75.9	99.4

Net income	$90.6	$91.4	$176.2	$211.5

Earnings per share:
Basic	$0.35	$0.28	$0.67	$0.65
Diluted	$0.33	$0.27	$0.63	$0.62

Selected income statement ratios as a percentage of sales:

Gross margin	64.4%	58.9%	63.7%	60.4%
Research and development	18.4%	17.8%	19.1%	17.1%
Selling, general and administrative	16.6%	16.1%	16.3%	15.3%
Net income	18.2%	18.2%	18.2%	20.3%

Effective tax rate	30.0%	32.3%	30.1%	32.0%

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)

	Nov. 25, 2007	May 27, 2007
ASSETS
Current assets:
Cash and cash equivalents	$833.9	$828.6
Receivables	189.3	150.6
Inventories	149.8	176.0
Deferred tax assets	100.9	73.2
Other current assets	44.9	62.1

Total current assets	1,318.8	1,290.5

Net property, plant and equipment	572.0	583.5
Goodwill	63.6	63.6
Deferred tax assets	226.3	194.4
Other assets	79.5	69.9

Total assets	$2,260.2	$2,201.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$62.5	$-
Accounts payable	57.3	59.9
Accrued expenses	166.7	122.7
Income taxes payable	6.4	117.4

Total current liabilities	292.9	300.0

Long-term debt	1,442.7	20.6
Long-term income taxes payable	147.6	-
Other non-current liabilities	99.7	132.5

Total liabilities	1,982.9	453.1

Commitments and contingencies

Shareholders’ equity:
Common stock of $0.50 par value	127.4	155.1
Retained earnings	242.2	1,685.7
Accumulated other comprehensive loss	(92.3)	(92.0)

Total shareholders’ equity	277.3	1,748.8

Total liabilities and shareholders’ equity	$2,260.2	$2,201.9

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NATIONAL SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)

	Six Months Ended
	Nov. 25, 2007	Nov. 26, 2006
Cash flows from operating activities:
Net income	$176.2	$211.5
Adjustments to reconcile net income with net cash
provided by operating activities:
Depreciation and amortization	65.4	74.6
Share-based compensation expense	47.6	57.1
Excess tax benefit from share-based payment arrangements	(13.0)	(4.6)
Tax benefit associated with stock options	22.2	9.3
Loss (gain) on investments	1.7	(1.0)
Loss on disposal of equipment	2.6	0.7
Gain on sale of manufacturing plant assets	(3.1)	-
Other, net	0.5	0.7
Changes in certain assets and liabilities, net:
Receivables	(38.9)	23.9
Inventories	26.6	14.9
Other current assets	15.6	(0.6)
Accounts payable and accrued expenses	32.9	(107.1)
Current and deferred income taxes	14.2	(18.7)
Other non-current liabilities	(25.1)	5.1
Net cash provided by operating activities	325.4	265.8
Cash flows from investing activities:
Purchase of property, plant and equipment	(52.5)	(70.6)
Proceeds from sale of property, plant, and equipment	16.0	-
Sale and maturity of available-for-sale securities	-	110.8
Proceeds from sale of investments	0.2	-
Funding of benefit plan	(5.1)	(8.2)
Other, net	(2.6)	0.8
Net cash (used in) provided by investing activities	(44.0)	32.8
Cash flows from financing activities:
Proceeds from unsecured senior notes, net of issuance costs	992.9	-
Proceeds from bank borrowings, net of issuance costs	1,996.5	-
Repayment of bank borrowing	(1,515.6)	-
Payment on software license obligations	(8.4)	(8.4)
Excess tax benefit from share-based payment arrangements	13.0	4.6
Minimum tax withholding paid on behalf of employees for net share settlements	(14.1)	(0.4)
Issuance of common stock	76.3	36.6
Purchase and retirement of treasury stock	(1,780.1)	(462.8)
Cash dividends declared and paid	(36.6)	(19.8)
Net cash used in financing activities	(276.1)	(450.2)
Net change in cash and cash equivalents	5.3	(151.6)
Cash and cash equivalents at beginning of period	828.6	932.2
Cash and cash equivalents at end of period	$833.9	$780.6

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PART I. FINANCIAL INFORMATION

EARNINGS PER SHARE (Unaudited)

(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Nov. 25, 2007	Nov. 26, 2006	Nov. 25, 2007	Nov. 26, 2006

Earnings per share:
Basic	$ 0.35	$ 0.28	$ 0.67	$ 0.65
Diluted	$ 0.33	$ 0.27	$ 0.63	$ 0.62

Net income used in basic and diluted
earnings per share calculation	$ 90.6	$ 91.4	$176.2	$211.5

Weighted-average shares:
Basic	258.9	320.9	264.5	325.2
Diluted	271.5	335.6	277.7	339.6

OTHER FINANCIAL STATEMENT DETAIL

(In millions)

	Three Months Ended		Six Months Ended
Other operating income, net	Nov. 25, 2007	Nov. 26, 2006	Nov. 25, 2007	Nov. 26, 2006

Net intellectual property income	$ (0.1)	$ (0.4)	$ (0.1)	$ (1.0)
Other	(0.5)	(0.3)	(0.5)	(1.0)
Total other operating income, net	$ (0.6)	$ (0.7)	$ (0.6)	$ (2.0)

Other non-operating income (expense), net

Gain (loss) on investments	$ (0.6)	$ 1.1	$ (1.7)	$ 1.0
Charitable contribution	(0.2)	-	(0.2)	-
Total other non-operating income (expense), net	$ (0.8)	$ 1.1	$ (1.9)	$ 1.0

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